EXECUTIVE EMPLOYMENT AGREEMENT


     THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made this 13{th} day of September, 2000, by and between THOMAS A. CASTEN ("Executive") and AMERICAS POWER PARTNERS, INC., a Colorado corporation (the "Company").

                                 RECITALS

     A. The Company is engaged in the business of acquiring, developing, owning and operating power generation facilities.

     B.   The  Company  agrees  to  employ   Executive  on  the  terms  and
conditions provided herein.

     C. The parties consider it to be mutually advantageous to enter into an employment contract under the terms and conditions specified herein.

     D. In the course of such employment, Executive may utilize and have access to confidential information, pricing lists, customer lists and other proprietary assets of the Company.

                                  CLAUSES

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     SECTION 1 RECITALS.    The  Recitals  shall  constitute a part of this
Agreement.

     SECTION 2 EMPLOYMENT.   The Company shall employ the Executive and the
Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth.

     SECTION 3 TERM. The term of employment shall commence on the 11th day of September, 2000 (the "Commencement Date") and shall terminate upon the third anniversary of the Commencement Date unless sooner terminated pursuant to Section 8 herein (the "Term").

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     SECTION 4 RESPONSIBILITIES.

          SECTION 4.1 DUTIES. The specific duties of Executive's position shall be consistent with that of a Chief Executive Officer, as reasonably assigned by the Company's Board of Directors from time to time. The Executive shall have the title "Chief Executive Officer" and shall report directly to the Board of Directors. During the Term of this Agreement, Executive shall contribute his best professional efforts, skills and services for the business and benefit of the Company and shall follow the reasonable directions of the Company's Board of Directors. The Executive agrees to devote his full time and attention to the performance of his duties and responsibilities to the Company. The Executive's services shall be exclusive to the Company, except for services rendered by Executive to TEP (as defined in Section 8.2.3 of this Agreement). Executive shall direct to the Company any business opportunities of which he becomes aware in the fields in which the Company is in business or in related fields in which it may be beneficial for the Company to diversify other than those in the business of TEP as such business is defined in Section
     8.2.3 of this Agreement.

          SECTION 4.2   BOARD OF DIRECTORS.

               SECTION 4.2.1   APPOINTMENT.    On  the  Commencement  Date,
          Executive shall be named as a member and Chairman of the Board of Directors of the Company.

               SECTION 4.2.2 STOCK OPTIONS. As a member of the Board of Directors of the Company, Executive shall assist in establishing a qualified incentive stock option plan ("Option Plan"), which Executive shall be entitled to participate in the same manner as other executives of the Company. Upon the adoption by the Board of Directors of the Option Plan, Company shall use its best reasonable efforts to cause the Option Plan to replace the existing employee stock options.

     SECTION 5 COMPENSATION.   During the Term of this Agreement, Executive
shall be compensated as follows:

          SECTION 5.1 FIRST YEAR. For the period from the Commencement Date to the first anniversary of the Commencement Date ("Initial Period"), Executive shall receive as base compensation, the sum of Four Hundred Eighty Thousand Dollars ($480,000) ("First Year Base"). In addition, to the First Year Base, Executive, shall at the end of the first year, earn a bonus of Five Hundred Thousand Dollars ($500,000) ("First Year Bonus"). Executive shall earn the First Year Base and First Year Bonus ratably over the Initial Period and the First Year Base and First Year Bonus shall be paid to Executive pursuant to that certain Unfunded Non-Qualified Deferred Compensation Agreement, dated of even date herewith ("Deferred Compensation Agreement") and attached hereto as Exhibit A.

          SECTION 5.2   SECOND AND THIRD YEAR.

          SECTION 5.2.1 ANNUAL SALARY. For the period commencing on the First Anniversary of the Commencement Date to the end of the Term, Company shall pay Executive as base compensation an annual sum equal to Four Hundred Eighty Thousand Dollars ($480,000) multiplied by one hundred percent (100%) plus the percentage increase listed in the CONSUMER PRICE INDEX - All Workers for the Chicago Metropolitan Area during the prior period of Executive's employment, which shall be recalculated on each anniversary of his Executive's employment ("Annual Salary").

               SECTION 5.2.2 PAYABLE. The Annual Salary shall be payable monthly in accordance with the normal payroll practices of the Company with respect to its executives. Notwithstanding the foregoing, in no event shall Executive be payed less frequently than one time per month.

               SECTION 5.2.3 BONUS. On or before the first anniversary of the Commencement Date and the second anniversary of the Commencement Date, the Company's Compensation Committee shall establish a bonus plan with objective performance targets acceptable to Executive and the Company's Board of Directors, which shall apply to all senior executives for the year then beginning ("Performance Target"). If Executive meets the Performance Target for that given year, Executive shall receive a bonus of Five Hundred Thousand Dollars ($500,000). If the approved bonus plan covering all senior executives provides for a less than target bonus in the event of achievement of part of the Performance Target for the year and/or a greater than target bonus if the Performance Target is exceeded, Executive shall also receive a lesser or greater than target bonus. The bonus earned ("Bonus") shall be paid within thirty (30) days after the determination of whether the Performance Target has been met.

               SECTION 6 BENEFITS. To the extent Executive qualifies, Executive may participate in all health, disability, life insurance or other employee benefit plans established by the Company for its employees, as such plans are in effect from time to time, in accordance with their terms ("Benefits").

                             SECTION 7 RELOCATION.

          SECTION 7.1 CHICAGO METROPOLITAN AREA. Within ninety (90) days of the Commencement Date, Executive shall relocate to, and his residence shall remain in, the Chicago Metropolitan Area during the remainder of the Term.

          SECTION 7.2     RELOCATION  EXPENSES.    Company  shall reimburse
     Executive for his moving and other relocation expenses in an amount not to exceed Twenty-Five Thousand Dollars ($25,000).

     SECTION 8 TERMINATION BY THE COMPANY OR THE EXECUTIVE.

          SECTION 8.1 TERMINATION. Subject to the conditions set forth in Section 8.2 herein, the Company may at any time hereafter terminate this Agreement immediately for any reason with or without cause and the Executive may, upon not less than thirty (30) days written notice, terminate this Agreement for any reason.

          SECTION 8.2       PAYMENT UPON TERMINATION.

          SECTION 8.2.1 WITHOUT CAUSE OR AFTER CHANGE IN CONTROL If the Company terminates Executive without Cause (as defined in
          Section 8.2.3) or Executive terminates his employment within  one
          (1) year after a Change in Control (as hereinafter defined), subject to the Setoff (as hereinafter defined), (a) within thirty
          (30) days of termination, Company shall pay Executive the unpaid balance of any compensation pursuant to the Deferred Compensation Agreement plus any Annual Salary, and Bonus earned, but unpaid, as of the date of termination, (b) Company shall continue to pay Executive the base compensation (either First Year Base or Annual Salary), that Executive was earning on the date of termination for one (1) year after such termination; (c) Executive's Benefits shall continue during the one (1) year following his termination, and (d) any and all monies due and owing from that certain promissory note entered into by and between Company and Executive dated of even date herewith in the original amount of One Million Dollars ($1,000,000) ("Promissory Note") shall be due in full on the second annual anniversary date of Executive's termination of employment.

                 As used herein, the phrase, "Change of Control" shall mean the first date on which fifty percent (50%) or more of the voting stock of the Company is owned directly or indirectly, by one individual or entity or group of individuals or entities acting in concert.

               Notwithstanding anything contained herein to the contrary, Sections 8.2.1 (b) and (c) shall be additional compensation
          ("Additional Compensation") and such Additional Compensation shall not be paid unless and until Executive signs a full release of all claims which shall read as follows:

               In consideration for the Additional Compensation paid to Thomas A. Casten ("Executive") pursuant to Section 8.2.1 of his Employment Agreement with Americas Power Partners, Inc., the adequacy of which is acknowledged, Executive, on behalf of himself, his agents, heirs, executors, administrators, successors, representatives and assigns, hereby fully and finally releases and forever discharges Americas Power Partners, Inc., and all related companies, and all of their officers, directors, shareholders, agents, attorneys, current employees, former employees, representatives, successors and assigns (the "Released Parties") from any and all claims, actions or causes of action, known or unknown, based upon any contract or agreement with, or act or omission by any of the Released Parties occurring prior to the execution of this Settlement Agreement and General Release, including but not limited to any claims arising out of or in connection with Executive's employment and/or separation of employment, and Executive waives any right to file an administrative charge or lawsuit against any of the Released Parties under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990, and/or any other federal, state or local statute, ordinance, rule or regulation, under the common law of any state, or under any contract or any other theory of relief. Notwithstanding anything stated in this Section to the contrary, this release shall not constitute a waiver of any claim that Executive may have arising out of the Worker's Compensation Act or for compensation or Benefits accrued or vested through the date of termination, or Additional Compensation, or any rights of indemnification that Executive may be otherwise entitled to under the Bylaws of Americas Power Partners, Inc.

               SECTION 8.2.2 DISABILITY OR DEATH, If Executive's employment terminates due to death or Permanent Disability (as hereinafter defined), subject to the Setoff (as hereinafter defined), (a) within thirty (30) days of such termination,
          Company shall pay Executive the unpaid balance of any compensation due and owing to him in accordance with the Deferred Compensation Agreement plus any Annual Salary and Bonus earned, but unpaid as of the date of termination, (b) Executive's Benefits shall cease upon termination, and (c) the Promissory Note shall be due in full on the second annual anniversary date of such termination.

               As used herein, "Permanent Disability" shall mean incapacity due to a permanent physical or mental disability that prevents Executive from performing the essential functions of his position.

               SECTION 8.2.3 TERMINATION BY COMPANY FOR CAUSE OR TERMINATION BY EXECUTIVE WITH OR WITHOUT CAUSE. If Company terminates Executive for Cause (as hereinafter defined), or upon termination of employment by Executive with or without Cause (except due to death or Permanent Disability or within one (1) year after a Change of Control), subject to the Setoff (as defined hereinafter), within thirty (30) days of such termination, (a) Company shall pay Executive all compensation due and owing under the Deferred Compensation Agreement plus any Annual Salary and Bonus earned, but unpaid as of the date of termination, (b) Company shall have no obligation to pay Executive any unearned compensation (First Year Salary or Annual Salary) or Benefits, (c) if termination occurs during the Initial Period, within sixty (60) days of said termination of Employment, Company shall have option to purchase at a purchase price of one dollar twenty five cents ($1.25) per share, that number of shares of common stock of Company owned by Executive equal TO twelve
          (12) minus the number of full months Executive worked during the Term multiplied by Sixty-Six Thousand Six Hundred and Sixty-Seven (66,667), and (d) within thirty (30) days of termination of employment, Executive shall repay all unpaid principal and interest due under the Promissory Note.

               As used herein, "Cause" shall mean, as determined by the Board of Directors of Company, (a) Executive's commission of theft or embezzlement or other fraudulent act by Executive in connection with his employment with Company, (b) Executives diversion for Executive's benefit of any business opportunity of Company involving any business that is reasonably within the capability of Company to perform or substantially similar to that in which Company is then engaged or that Company is actively considering and which opportunity Company has not declined in writing to pursue, (c) Executive's willful misconduct or intentional nonperformance in connection with his duties hereunder, (d) issuance of an injunction or other decree against Executive prohibiting him from performing any of the services required of him by Company, or (e) failure to relocate or to remain in the Chicago Metropolitan Area in accordance with
          Section 7, unless authorized by the Board of Directors of the Company in writing. Notwithstanding anything contained herein to the contrary, ownership by the Executive's family of Trigen Ewing Power ("TEP") and sales of TEP of steam turbine power drives and generators sets and assembly of generator sets and switch gear shall not be deemed Cause.

               SECTION 8.2.4 SETOFF. In lieu of making a payment, pursuant to Sections 8.2.1, 8.2.2 or 8.2.3 of this Agreement and/or the Deferred Compensation Agreement, Company is entitled to setoff against such payments any amount owing to the Company by Executive, whether or not then due, under the Promissory Note.

     SECTION 9  NON-COMPETITION.

          SECTION 9.1 SEPARATION AGREEMENT. Pursuant to the Separation Agreement and Release ("Separation Agreement") dated January 19, 2000 by Trigen Energy Corporation ("TEC") and Executive, Executive agreed that through January 19, 2002, Executive shall not compete with TEC or its subsidiaries in any territories in which, as of January 19, 2000, TEC or its subsidiaries had or were developing operations. Until

     January 19, 2002, Company agrees that as long as Executive is employed by Company or owns five percent (5%) or more of the Company's outstanding stock, Company shall not do or pursue business in the territories attached hereto as Exhibit B ("Territories").

          SECTION  9.2       INDEMNIFICATION.   Executive  shall  indemnify
     Company, its affiliates and Armstrong Services, Inc. and their respective officers, directors and shareholders, and hold them harmless from and against any loss, damage, liability and expense, including attorney fees and costs, incurred as a result of TEC, its successor or assigns, alleging any liability of the Company as a result of the Separation Agreement, other than as a result of Company actually doing business within any of the Territories without the approval or direction of the Executive.

          SECTION  10 PROTECTION  OF  CONFIDENTIAL  INFORMATION.   "Confidential
Information" shall mean all information which is  furnished  by the Company to Executive or to which Executive gains access during the course of his employment with the Company which is either non-public, confidential or proprietary in nature, including, but not limited to financial statements that pertain to the Company's channels of distribution, pricing policy and records, sales representative commission policy, inventory records, sales volume by products, customer or geographic area, methods of manufacturing or producing the Company's products, computer systems, software, compute hardware, computer codes, programs and formula, technology, designs, secret processes and such information normally understood to be confidential or
otherwise  designated  by  the  Company  as  confidential,  together   with
analyses, proposals, compilations, forecasts, studies or other documents prepared by the Company, its agents, representatives (including attorney's, accountants and financial advisors) or employees which contain or otherwise reflect such information but exclusive of such information which is (a) already known to Executive on the date hereof, (b) is or becomes publically known through no act of Company or Executive, or (c) is disclosed pursuant to the order of a Court of competent jurisdiction. All Confidential Information furnished to Executive by the Company shall be returned to the Company upon the termination of Executive's employment, together with all copies made thereof. This Section 10.1 shall survive the termination of
this Agreement.   Executive agrees, except in the performance of his duties
to the Company, not to use, duplicate nor communicate to third parties any of the Confidential Information.

     SECTION 11    RESTRICTIVE  COVENANT.   The Executive agrees that, except in
     the performance of his duties hereunder, during the Term and for a period of one (1) year following the termination of his employment for any reason, he will not, either directly or indirectly, in any capacity (whether as owner, partner, shareholder, broker, dealer, agent, employee, consultant or otherwise):

     (i)  solicit employees of the Company for employment; or

     (ii) call upon any customer of the Company for the purpose of soliciting and/or selling products to any customer, or sell or deliver any products or provide any services to any customer, which are or may be in competition with those products sold or services provided by the Company, or induce any of such customers to terminate or curtail in any fashion their business dealings with the Company.

     For purposes of this Section, the term "customer(s)" shall be defined as any person, firm, corporation or other entity to whom the Company has sold product or provided services to, or product for, or to whom the Company has made a written proposal for the sale of product or the provision of services to or for during the twelve month period ending on the termination of the employment of the Executive. Provided, further, with respect to any customer for whom the Company has made a written proposal for the sale of product or the provision of services, said customer shall, for purposes of this Agreement, be deemed a "customer" only during the twelve month period following the delivery of the written proposal to said customer, and shall only be deemed a customer with respect to the specific geographic location(s) set forth in the written proposal.

     The parties acknowledge that they have attempted to limit Executive's right to compete only to the extent necessary to protect the Company from unfair competition. The parties further acknowledge that they have not included a geographical restriction as the business of the Company is international. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of this restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at that time. The Executive further acknowledges that (a) in the event this Agreement terminates for any reason, he will be able to earn a livelihood without violating the foregoing restrictions; and (b) his ability to earn a livelihood without violating such restrictions is a material condition to this Agreement. This Section shall survive the termination of this Agreement.

    SECTION 12 EQUITABLE REMEDIES. Executive further acknowledges and agrees that the covenants set forth in Sections 10 and 11 are reasonable and necessary for the protection of Company's business interests, that irreparable injury will result to the Company if Executive breaches any of the terms of said covenants, and that in the event of any actual or threatened breach by him of any of said covenants, the Company shall be entitled to immediate injunctive and other equitable relief, and without the necessity of showing actual monetary damages. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove. This Section 12 shall survive the termination of this Agreement.

    SECTION 13 WAIVER. Failure of any party hereto to insist upon strict compliance with any of the terms, covenants, and conditions hereof shall not be deemed a waiver or relinquishment of such terms, covenants, and conditions or of any similar right or power hereunder at any subsequent time.

    SECTION 14 NOTICES. Any notice required to be given hereunder shall be deemed to be effective and validly given if it contains the information required by the relevant provisions hereof and is personally delivered or is sent by United States registered or certified mail, postage prepaid, to the person or entity to whom the notice is given at such address as is the last address of the party to be given notice which is known to the party giving notice. The date of deposit in the mail or the date of personal delivery shall be deemed the effective date of the notice.

     SECTION  15     AMENDMENT.   This  Agreement  may be altered, amended,
revoked or terminated only by an instrument in writing executed by the parties hereto.

     SECTION 16     ENTIRE  AGREEMENT.   This Agreement contains the entire
agreement of the parties regarding the subject matter hereof.

     SECTION 17 DEDUCTIONS AND WITHHOLDING. The Executive agrees that the Company shall withhold from any and all payments required to be made to the Executive pursuant to this Agreement and/or the Deferred Compensation Agreement, all Federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.

     SECTION 18     APPLICABLE LAW.    This Agreement shall be construed in
accordance with and governed by the laws of the State of Illinois.

     SECTION 19     BINDING EFFECT.   This  Agreement shall be binding upon
and inure to the benefit of the parties hereto and their respective heirs, executors, successors and assigns.

     SECTION 20 SEVERABILITY. If any provision of this Agreement shall be declared by any court to be illegal, void or unenforceable, the other provisions shall not be affected but shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                         Americas   Power   Partners,   Inc.,   a  Colorado
                         corporation


                              By:
                                   Its


                                   Thomas A. Casten

                                 EXHIBIT A

               NON-QUALIFIED DEFERRED COMPENSATION AGREEMENT


     This Non-Qualified Deferred Compensation Agreement ("Agreement") is made this 13th day of September, 2000, by and between AMERICAS POWER PARTNERS, INC., a Colorado corporation, (the "Company"), and THOMAS R. CASTEN (the "Employee").

                                 RECITALS

     A. Employee and Company have entered into that certain employment agreement dated of even date herewith ("Employment Agreement"), attached hereto as Exhibit A.

     B. Employee will be a key employee, director and shareholder of the Company.

     C. Pursuant to the Employment Agreement, a portion of Employee's compensation for services rendered by Employee shall be deferred.

     D. Employee and the Employer desire to set forth in writing the terms of their agreement to provide certain deferred compensation to the Employee.

     NOW, THEREFORE, the parties agree as follows:

     SECTION 1 DEFERRED COMPENSATION. Pursuant to Section 5.1 of the Employment Agreement, Employee shall be entitled to receive Four Hundred Eighty Thousand Dollars ($480,000) in base salary plus a bonus of Five Hundred Thousand Dollars ($500,000), both to be earned ratable over a one year period and to be paid to Employee as deferred compensation ("Deferred Compensation"). The interest earned on the Deferred Compensation shall be determined as if the Deferred Compensation earned monthly had been deposited in an account at the end of each month, which account, plus interest thereon, was invested at the yield of ten (10) year United States Treasury Obligations as of the first day of each month for that month ("Interest").

     SECTION 2   PAYMENT

          SECTION 2.1 LUMP SUM PAYMENT. Employee's Deferred Compensation shall be paid in one (1) lump sum payment on the earlier of (i) termination of Employee's employment with the Company pursuant to the Employment Agreement, or (ii) the 14th day of September, 2010.

          SECTION 2.2        PAYMENT OF INTEREST.    The  Interest shall be
     paid to Employee on each anniversary of Employee's employment and not as Deferred Compensation.

          SECTION  2.3    CONTINUED EMPLOYMENT.    Employee may continue to
     be employed by Employer after commencement of payment of the Deferred Compensation.

     SECTION 3 SET-OFF. The Company is entitled to set-off any monies which are then or may become due and owing under that certain promissory note by and between Employee and Company dated of even date herewith ("Promissory Note") against any Deferred Compensation payment due hereunder.

     SECTION 4 ENCUMBRANCE. The Deferred Compensation shall be credited to a separate book reserve for the Employee. The Deferred Compensation may not be assigned, alienated, pledged or otherwise encumbered by the Employee and any attempt to do so shall be void and of no force or effect.

     SECTION 5 GENERAL FUND. The Deferred Compensation credited to the book reserve shall continue for all purposes to be part of the general funds of the Employer, and the Employee's rights to receive such Deferred Compensation shall be the same as those of any other unsecured general creditor of the Employer.

     SECTION 6 ENTIRE AGREEMENT.    This  Agreement  along  with  the Employment
Agreement represent the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understanding whether written or oral.

     SECTION  7      AMENDMENT.    This Agreement may be amended by written
agreement signed by the parties.

     SECTION 8   GOVERNING LAW.    This  Agreement  shall  be construed and
interpreted in accordance with the laws of the State of Illinois.

     SECTION 9 NOTICE. Any notice required to be given hereunder shall be deemed to be effective and validly given if it contains the information required by the relevant provisions hereof and is personally delivered or is sent by United States registered or certified mail, postage prepaid, to the person or entity to whom the notice is given at such address as is set forth in this Agreement or at such other address as is designated in writing by a party to the Company. The date of deposit in the mail or the date or personal delivery shall be deemed the effective date of the notice.

     SECTION 10 BINDING EFFECT. The Agreement, and all actions and decisions hereunder, shall be binding upon the Employer, its representatives, successors and assigns, and upon the Employee, his heirs, executors, successors and assigns.

     SECTION 11 SEVERABILITY. In the event that any provision of this Agreement shall be held to be illegal, invalid or unenforceable for any reason, said illegality, invalidity or unenforceability shall not affect the remaining provisions, but shall be fully severable and the Agreement shall be construed and enforced as if said illegal, invalid or unenforceable provisions had never been inserted herein.

     IN WITNESS WHEREOF, the  parties  hereto have caused this Agreement to be executed as of the day and year first above written.

                         Americas  Power   Partners,   Inc.,   a   Colorado
                    corporation


                              By:
                              Its:     ____________________________________



                                   Thomas A. Casten

                                  EXHIBIT B

                                 TERRITORIES


Decatur, AL
Cheyenne Wells, Golden, Denver, Durango CO
Washington, D.C.
Orlando, Boca Raton, Jacksonville FL
Gillman, GA
Chicago, Tuscola, Champaign, IL
Boston, MA
Baltimore, College Park, MD
Lansing, MI
St. Paul, MN
St. Louis, Kansas City, MO
Greenville, MS
Eden, Forest City, Lenoir, Marion, NC
Trenton, NJ
Hempstead, Rochester, Syracuse, NY
Ashtabula, Cincinnati, OH
Tulsa, Oklahoma City, OK
Philadelphia, PA
Louden, TN
Bahia, Brazil
Altamira, Mexico
Charlottetown, PEI, London, Ontario Canada,